Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of our report dated March 20, 2018, on our audits of the consolidated financial statements of United Bancorp, Inc. (the Company) as of December 31, 2017 and 2016 and for the years then ended, in this Amendment No. 1 to the Registration Statement on Form S-4 of the Company, and to the reference to us under the heading “Experts” in the Prospectus which is part of this Registration Statement.

/s/ BKD, LLP

Cincinnati, Ohio
September 4, 2018